Exhibit 99.1

TRI POINTE GROUP, INC. REPORTS 2016 THIRD QUARTER RESULTS

-Reports Net Income Available to Common Stockholders of $34.8 Million, or $0.22 per Diluted Share-
-Home Sales Revenue of $578.7 Million for the Quarter-
-Homebuilding Gross Margin of 20.1% for the Quarter-
Irvine, California, October 27, 2016 /Business Wire/ – TRI Pointe Group, Inc. (the "Company") (NYSE: TPH) today announced results for the third quarter ended September 30, 2016.
Results and Operational Data for Third Quarter 2016 and Comparisons to Third Quarter 2015

•	Net income available to common stockholders was $34.8 million, or $0.22 per diluted share, compared to $50.2 million, or $0.31 per diluted share

•	New home orders of 932 compared to 996, a decrease of 6%

•	Active selling communities averaged 119.0 compared to 120.8, a decrease of 1%

◦	New home orders per average selling community were 7.8 orders (2.6 monthly) compared to 8.2 orders (2.7 monthly)

◦	Cancellation rate of 17% compared to 16%, an increase of 100 basis points

•	Backlog units at quarter end of 1,711 homes compared to 1,856, a decrease of 8%

◦	Dollar value of backlog at quarter end of $950.2 million compared to $1.110 billion, a decrease of 14%

◦	Average sales price in backlog at quarter end of $555,000 compared to $598,000, a decrease of 7%

•	Home sales revenue of $578.7 million compared to $642.4 million, a decrease of 10%

◦	New home deliveries of 1,019 homes compared to 1,138 homes, a decrease of 10%

◦	Average sales price of homes delivered of $568,000 compared to $564,000, an increase of 1%

•	Homebuilding gross margin percentage of 20.1% compared to 21.0%, a decrease of 90 basis points

◦	Excluding interest, impairments and lot option abandonments, adjusted homebuilding gross margin percentage was 22.7%*

•	SG&A expense as a percentage of homes sales revenue of 10.9% compared to 8.8%, an increase of 210 basis points

•	Ratios of debt-to-capital and net debt-to-capital of 43.7% and 41.3%*, respectively, as of September 30, 2016

•	Repurchased 852,500 shares of common stock at an average price of $12.22 for an aggregate dollar amount of $10.4 million in the three months ended September 30, 2016.

•	Ended third quarter of 2016 with cash of $128.7 million and $420.7 million of availability under the Company's unsecured revolving credit facility

*    See "Reconciliation of Non-GAAP Financial Measures"

“We are pleased with the progress we made this quarter,” said TRI Pointe Group Chief Executive Officer Doug Bauer. “TRI Pointe delivered on its stated guidance for our ending community count, deliveries, home sales revenue and homebuilding gross margin percentage. While the absorption pace in the quarter was slightly lower than it was last year, I am encouraged by the 26% year-over-year increase in new home orders we experienced in the month of September. We expect to continue this momentum into the fourth quarter due to the success of our new community openings.”

Third Quarter 2016 Operating Results
Net income available to common stockholders was $34.8 million, or $0.22 per diluted share in the third quarter of 2016, compared to net income available to common stockholders of $50.2 million, or $0.31 per diluted share for the third quarter of 2015.  The decrease in net income available to common stockholders was primarily driven by an $18.5 million decrease in homebuilding gross margin due to a 90 basis point decrease in homebuilding gross margin percentage and lower home sales revenue, which resulted from a 10% decrease in new home deliveries.
Home sales revenue decreased $63.7 million, or 10%, to $578.7 million for the third quarter of 2016, as compared to $642.4 million for the third quarter of 2015.  The decrease was primarily attributable to a 10% decrease in new home deliveries to 1,019, offset by an increase in average selling price of homes delivered to $568,000 compared to $564,000 in the third quarter of 2015. The decrease in deliveries was primarily related to the timing of deliveries for the year, as we delivered a large number of our backlog units in the second quarter of 2016, which resulted in a lower number of backlog units going into the quarter compared to the prior year period. For the nine months ended September 30, 2016, deliveries were up 7% compared to the same period in the prior year.
New home orders decreased 6% to 932 homes for the third quarter of 2016, as compared to 996 homes for the same period in 2015, which was up 24% from 803 orders for the same period in 2014.  Average selling communities was 119.0 for the third quarter of 2016 compared to 120.8 for the third quarter of 2015. The Company’s overall absorption rate per average selling community for the third quarter of 2016 was 7.8 orders (2.6 monthly) compared to 8.2 orders (2.7 monthly) during the third quarter of 2015.
The Company ended the quarter with 1,711 homes in backlog, representing approximately $950.2 million. The average sales price of homes in backlog as of September 30, 2016 decreased $43,000, or 7%, to $555,000 compared to $598,000 at September 30, 2015.
Homebuilding gross margin percentage for the third quarter of 2016 decreased to 20.1% compared to 21.0% for the third quarter of 2015.  Excluding interest and impairments and lot option abandonments in cost of home sales, adjusted homebuilding gross margin percentage was 22.7%* for the third quarter of 2016 compared to 23.1%* for the third quarter of 2015.  The decrease in homebuilding gross margin percentage was largely due to the mix of homes delivered, with 50 less homes delivered from California which have gross margins above the Company average.
Selling, general and administrative ("SG&A") expense for the third quarter of 2016 increased to 10.9% of home sales revenue as compared to 8.8% for the third quarter of 2015 due to decreased leverage as a result of the 10% decrease in home sales revenue.
“Overall, we continue to see encouraging trends in all of our markets,” said TRI Pointe Group President and Chief Operating Officer Tom Mitchell. “Due to lower new home orders for the quarter, full year deliveries will likely be on the lower end of our previously stated range of 4,200 to 4,400 homes. That said, we expect to end the year with 125 active selling communities compared to 104 at the end of the prior year.  We think this community count growth and the progress we have made in accelerating the development of our longer dated assets in California will enable us to continue to create shareholder value through our homebuilding operations and reach our goal of delivering 5,100 to 5,400 homes in 2018.”
* See “Reconciliation of Non-GAAP Financial Measures”

Outlook
For the fourth quarter of 2016, the Company expects to open nine new communities, and close out of seven, resulting in 125 active selling communities as of December 31, 2016.  In addition, the Company anticipates delivering approximately 85% of its 1,711 units in backlog as of September 30, 2016. The Company anticipates its homebuilding gross margin percentage to be approximately 20% for the fourth quarter, resulting in a full year homebuilding gross margin percentage in a range of 20.5% to 21.5%. Finally, the Company expects its SG&A expense ratio to be approximately 9% for the fourth quarter resulting in a full year SG&A expense ratio in a range of 10.5% to 10.7%.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 10:00 a.m. Eastern Time on Thursday, October 27, 2016.  The call will be hosted by Doug Bauer, Chief Executive Officer, Tom Mitchell, President and Chief Operating Officer and Mike Grubbs, Chief Financial Officer.
Interested parties can listen to the call live on the internet through the Investor Relations section of the Company’s website at www.TRIPointeGroup.com. Listeners should go to the website at least fifteen minutes prior to the call to download and install any necessary audio software.  The call can also be accessed by dialing 1-877-407-3982 for domestic participants or 1-201-493-6780 for international participants. Participants should ask for the TRI Pointe Group Third Quarter 2016 Earnings Conference Call. Those dialing in should do so at least ten minutes prior to the start. The replay of the call will be available for two weeks following the call.  To access the replay, the domestic dial-in number is 1-844-512-2921, the international dial-in number is 1-412-317-6671, and the reference code is #13646378.  An archive of the webcast will be available on the Company’s website for a limited time.
About TRI Pointe Group, Inc.
Headquartered in Irvine, California, TRI Pointe Group, Inc. (NYSE: TPH) is one of the top ten largest public homebuilders by equity market capitalization in the United States. The company designs, constructs and sells premium single-family homes through its portfolio of six quality brands across eight states, including Maracay Homes in Arizona; Pardee Homes in California and Nevada; Quadrant Homes in Washington; Trendmaker Homes in Texas; TRI Pointe Homes in California and Colorado; and Winchester Homes in Maryland and Virginia. Additional information is available at www.TRIPointeGroup.com.

Forward-Looking Statements
Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements.  These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, land and lot sales, operational and financial results, financial condition, prospects, and capital spending.  Our forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “goal,” “expect,” “intend,” “project,” “potential,” “plan,” “predict,”  “will,” or other words that convey future events or outcomes.  The forward-looking statements in this press release speak only as of the date of this press release, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly.  These forward-looking statements are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.  The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements: the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar; market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions; levels of competition; the successful execution of our internal performance plans, including restructuring and cost reduction initiatives; global economic conditions; raw material prices; oil and other energy prices; the effect of weather, including the continuing drought in California; the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters; transportation costs; federal and state tax policies; the effect of land use, environment and other governmental regulations; legal proceedings and disputes; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; changes in accounting principles; risks related to unauthorized access to our computer systems, theft of our customers’ confidential information or other forms of cyber-attack; our relationship, and actual and potential conflicts of interest, with Starwood Capital Group or its affiliates; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission.  The foregoing list is not exhaustive.  New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.
Investor Relations Contact:
Chris Martin, TRI Pointe Group
Drew Mackintosh, Mackintosh Investor Relations
InvestorRelations@TRIPointeGroup.com, 949-478-8696
Media Contact:
Carol Ruiz, cruiz@newgroundco.com, 310-437-0045

KEY OPERATIONS AND FINANCIAL DATA
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change
Operating Data:
Home sales revenue	$578,653	$642,352	$(63,699)	$1,558,633	$1,443,855	$114,778
Homebuilding gross margin	$116,330	$134,809	$(18,479)	$339,073	$294,664	$44,409
Homebuilding gross margin %	20.1%	21.0%	(0.9)%	21.8%	20.4%	1.4%
Adjusted homebuilding gross margin %*	22.7%	23.1%	(0.4)%	24.0%	22.4%	1.6%
Land and lot sales revenue	$2,535	$4,876	$(2,341)	$70,204	$74,366	$(4,162)
Land and lot gross margin	$801	$1,425	$(624)	$53,231	$57,042	$(3,811)
Land and lot gross margin %	31.6%	29.2%	2.4%	75.8%	76.7%	(0.9)%
SG&A expense	$63,002	$56,774	$6,228	$180,436	$162,108	$18,328
SG&A expense as a % of home sales revenue	10.9%	8.8%	2.1%	11.6%	11.2%	0.4%
Net income available to common stockholders	$34,834	$50,162	$(15,328)	$137,310	$120,389	$16,921
Adjusted EBITDA*	$74,215	$99,135	$(24,920)	$262,945	$233,079	$29,866
Interest incurred	$18,601	$15,454	$3,147	$50,030	$45,779	$4,251
Interest in cost of home sales	$14,385	$13,189	$1,196	$34,653	$27,540	$7,113

Other Data:
Net new home orders	932	996	(64)	3,339	3,428	(89)
New homes delivered	1,019	1,138	(119)	2,784	2,604	180
Average selling price of homes delivered	$568	$564	$4	$560	$554	$6
Average selling communities	119.0	120.8	(1.8)	117.0	117.4	(0.4)
Selling communities at end of period	123	118	5	N/A	N/A	N/A
Cancellation rate	17%	16%	1%	14%	14%	0%
Backlog (estimated dollar value)	$950,171	$1,109,867	$(159,696)
Backlog (homes)	1,711	1,856	(145)
Average selling price in backlog	$555	$598	$(43)

	September 30,	December 31,
	2016	2015	Change
Balance Sheet Data:
Cash and cash equivalents	$128,715	$214,485	$(85,770)
Real estate inventories	$2,969,148	$2,519,273	$449,875
Lots owned or controlled	29,713	27,602	2,111
Homes under construction (1)	1,973	1,531	442
Homes completed, unsold	291	351	(60)
Debt	$1,384,482	$1,170,505	$213,977
Stockholders' equity	$1,785,460	$1,664,683	$120,777
Book capitalization	$3,169,942	$2,835,188	$334,754
Ratio of debt-to-capital	43.7%	41.3%	2.4%
Ratio of net debt-to-capital*	41.3%	36.5%	4.8%
__________

(1)	Homes under construction included 52 and 69 models at September 30, 2016 and December 31, 2015, respectively.

*	See “Reconciliation of Non-GAAP Financial Measures”

CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	September 30,	December 31,
	2016	2015
Assets	(unaudited)
Cash and cash equivalents	$128,715	$214,485
Receivables	35,321	43,710
Real estate inventories	2,969,148	2,519,273
Investments in unconsolidated entities	17,205	18,999
Goodwill and other intangible assets, net	161,629	162,029
Deferred tax assets, net	111,887	130,657
Other assets	65,998	48,918
Total assets	$3,489,903	$3,138,071

Liabilities
Accounts payable	$77,667	$64,840
Accrued expenses and other liabilities	219,396	216,263
Unsecured revolving credit facility	200,000	299,392
Seller financed loans	17,758	2,434
Senior notes	1,166,724	868,679
Total liabilities	1,681,545	1,451,608

Commitments and contingencies

Equity
Stockholders' Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized; 160,064,678 and 161,813,750 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	1,601	1,618
Additional paid-in capital	894,681	911,197
Retained earnings	889,178	751,868
Total stockholders' equity	1,785,460	1,664,683
Noncontrolling interests	22,898	21,780
Total equity	1,808,358	1,686,463
Total liabilities and equity	$3,489,903	$3,138,071

CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Homebuilding:
Home sales revenue	$578,653	$642,352	$1,558,633	$1,443,855
Land and lot sales revenue	2,535	4,876	70,204	74,366
Other operations revenue	606	613	1,790	2,213
Total revenues	581,794	647,841	1,630,627	1,520,434
Cost of home sales	462,323	507,543	1,219,560	1,149,191
Cost of land and lot sales	1,734	3,451	16,973	17,324
Other operations expense	575	570	1,724	1,704
Sales and marketing	31,852	30,038	90,621	78,958
General and administrative	31,150	26,736	89,815	83,150
Restructuring charges	128	2,010	478	2,730
Homebuilding income from operations	54,032	77,493	211,456	187,377
Equity in (loss) income of unconsolidated entities	(20)	(150)	181	(82)
Other income, net	21	47	287	272
Homebuilding income before income taxes	54,033	77,390	211,924	187,567
Financial Services:
Revenues	235	300	762	482
Expenses	72	47	183	131
Equity in income (loss) of unconsolidated entities	1,247	147	3,246	(2)
Financial services income before income taxes	1,410	400	3,825	349
Income before income taxes	55,443	77,790	215,749	187,916
Provision for income taxes	(20,298)	(28,021)	(77,701)	(66,088)
Net income	35,145	49,769	138,048	121,828
Net (income) loss attributable to noncontrolling interests	(311)	393	(738)	(1,439)
Net income available to common stockholders	$34,834	$50,162	$137,310	$120,389
Earnings per share
Basic	$0.22	$0.31	$0.85	$0.74
Diluted	$0.22	$0.31	$0.85	$0.74
Weighted average shares outstanding
Basic	160,614,055	161,772,893	161,456,520	161,651,177
Diluted	161,267,509	162,366,744	161,916,352	162,299,282

MARKET DATA BY REPORTING SEGMENT & STATE
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016		2015		2016		2015
	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price
New Homes Delivered:
Maracay Homes	165	$412	131	$386	400	$403	307	$380
Pardee Homes	302	623	314	543	828	587	724	506
Quadrant Homes	90	531	117	406	287	515	297	426
Trendmaker Homes	121	516	163	495	335	506	394	512
TRI Pointe Homes	260	645	298	752	678	667	611	756
Winchester Homes	81	550	115	599	256	554	271	631
Total	1,019	$568	1,138	$564	2,784	$560	2,604	$554

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016		2015		2016		2015
	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price
New Homes Delivered:
California	412	$716	462	$720	1,093	$707	969	$700
Colorado	30	526	51	512	118	505	128	488
Maryland	55	510	58	483	169	504	120	528
Virginia	26	634	57	716	87	650	151	714
Arizona	165	412	131	386	400	403	307	380
Nevada	120	377	99	361	295	360	238	368
Texas	121	516	163	495	335	506	394	512
Washington	90	531	117	406	287	515	297	426
Total	1,019	$568	1,138	$564	2,784	$560	2,604	$554

MARKET DATA BY REPORTING SEGMENT & STATE, continued
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016		2015		2016		2015
	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities
Net New Home Orders:
Maracay Homes	134	17.8	150	17.2	526	18.1	495	17.3
Pardee Homes	283	22.5	291	25.0	936	22.8	954	22.8
Quadrant Homes	49	7.3	87	11.8	274	8.5	353	10.8
Trendmaker Homes	130	29.0	125	25.0	385	26.8	381	26.0
TRI Pointe Homes	239	28.7	234	28.3	883	27.3	935	27.0
Winchester Homes	97	13.7	109	13.5	335	13.5	310	13.5
Total	932	119.0	996	120.8	3,339	117.0	3,428	117.4

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016		2015		2016		2015
	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities
Net New Home Orders:
California	380	35.0	392	35.5	1,333	34.3	1,421	33.2
Colorado	31	5.0	34	6.0	107	4.8	168	6.4
Maryland	72	7.2	71	6.0	214	6.7	165	5.8
Virginia	25	6.5	38	7.5	121	6.8	145	7.7
Arizona	134	17.8	150	17.2	526	18.1	495	17.3
Nevada	111	11.2	99	11.8	379	11.0	300	10.2
Texas	130	29.0	125	25.0	385	26.8	381	26.0
Washington	49	7.3	87	11.8	274	8.5	353	10.8
Total	932	119.0	996	120.8	3,339	117.0	3,428	117.4

MARKET DATA BY REPORTING SEGMENT & STATE, continued
(dollars in thousands)
(unaudited)

	As of September 30, 2016			As of September 30, 2015
	Backlog Units	Backlog Dollar Value	Average Sales Price	Backlog Units	Backlog Dollar Value	Average Sales Price
Backlog:
Maracay Homes	329	$144,127	$438	293	$118,164	$403
Pardee Homes	382	182,263	477	448	296,477	662
Quadrant Homes	130	83,467	642	169	79,955	473
Trendmaker Homes	186	98,874	532	205	108,250	528
TRI Pointe Homes	495	319,823	646	567	388,336	685
Winchester Homes	189	121,617	643	174	118,685	682
Total	1,711	$950,171	$555	1,856	$1,109,867	$598

	As of September 30, 2016			As of September 30, 2015
	Backlog Units	Backlog Dollar Value	Average Sales Price	Backlog Units	Backlog Dollar Value	Average Sales Price
Backlog:
California	641	$387,125	$604	770	$577,053	$749
Colorado	73	42,809	586	124	62,445	504
Maryland	122	75,444	618	98	59,200	604
Virginia	67	46,172	689	76	59,485	783
Arizona	329	144,127	438	293	118,164	403
Nevada	163	72,153	443	121	45,315	375
Texas	186	98,874	532	205	108,250	528
Washington	130	83,467	642	169	79,955	473
Total	1,711	$950,171	$555	1,856	$1,109,867	$598

MARKET DATA BY REPORTING SEGMENT & STATE, continued
(unaudited)

	September 30,	December 31,
	2016	2015
Lots Owned or Controlled:
Maracay Homes	2,258	1,811
Pardee Homes	16,987	16,679
Quadrant Homes	1,895	1,274
Trendmaker Homes	2,130	1,858
TRI Pointe Homes	3,960	3,628
Winchester Homes	2,483	2,352
Total	29,713	27,602

	September 30,	December 31,
	2016	2015
Lots Owned or Controlled:
California	17,452	17,527
Colorado	1,159	876
Maryland	1,875	1,716
Virginia	608	636
Arizona	2,258	1,811
Nevada	2,336	1,904
Texas	2,130	1,858
Washington	1,895	1,274
Total	29,713	27,602

	September 30,	December 31,
	2016	2015
Lots by Ownership Type:
Lots owned	25,228	24,733
Lots controlled (1)	4,485	2,869
Total	29,713	27,602
__________

(1)	As of September 30, 2016 and December 31, 2015, lots controlled included lots that were under land option contracts or purchase contracts.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited)
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
The following tables reconcile homebuilding gross margin percentage, as reported and prepared in accordance with GAAP, to the non-GAAP measure adjusted homebuilding gross margin percentage. We believe this information is meaningful as it isolates the impact that leverage has on homebuilding gross margin and permits investors to make better comparisons with our competitors, who adjust gross margins in a similar fashion.

	Three Months Ended September 30,
	2016	%	2015	%
	(dollars in thousands)
Home sales revenue	$578,653	100.0%	$642,352	100.0%
Cost of home sales	462,323	79.9%	507,543	79.0%
Homebuilding gross margin	116,330	20.1%	134,809	21.0%
Add: interest in cost of home sales	14,385	2.5%	13,189	2.1%
Add: impairments and lot option abandonments	389	0.1%	366	0.1%
Adjusted homebuilding gross margin	$131,104	22.7%	$148,364	23.1%
Homebuilding gross margin percentage	20.1%		21.0%
Adjusted homebuilding gross margin percentage	22.7%		23.1%

	Nine Months Ended September 30,
	2016	%	2015	%
	(dollars in thousands)
Home sales revenue	$1,558,633	100.0%	$1,443,855	100.0%
Cost of home sales	1,219,560	78.2%	1,149,191	79.6%
Homebuilding gross margin	339,073	21.8%	294,664	20.4%
Add: interest in cost of home sales	34,653	2.2%	27,540	1.9%
Add: impairments and lot option abandonments	678	0.0%	1,593	0.1%
Adjusted homebuilding gross margin	$374,404	24.0%	$323,797	22.4%
Homebuilding gross margin percentage	21.8%		20.4%
Adjusted homebuilding gross margin percentage	24.0%		22.4%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table reconciles the Company’s ratio of debt-to-capital to the non-GAAP ratio of net debt-to-capital. We believe that the ratio of net debt-to-capital is a relevant financial measure for management and investors to understand the leverage employed in our operations and as an indicator of the Company’s ability to obtain financing.

	September 30, 2016	December 31, 2015
Unsecured revolving credit facility	$200,000	$299,392
Seller financed loans	17,758	2,434
Senior notes	1,166,724	868,679
Total debt	1,384,482	1,170,505
Stockholders’ equity	1,785,460	1,664,683
Total capital	$3,169,942	$2,835,188
Ratio of debt-to-capital(1)	43.7%	41.3%

Total debt	$1,384,482	$1,170,505
Less: Cash and cash equivalents	(128,715)	(214,485)
Net debt	1,255,767	956,020
Stockholders’ equity	1,785,460	1,664,683
Total capital	$3,041,227	$2,620,703
Ratio of net debt-to-capital(2)	41.3%	36.5%
__________

(1)	The ratio of debt-to-capital is computed as the quotient obtained by dividing debt by the sum of debt plus equity.

(2)	The ratio of net debt-to-capital is computed as the quotient obtained by dividing net debt (which is debt less cash and cash equivalents) by the sum of net debt plus equity.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table calculates the non-GAAP measures of EBITDA and Adjusted EBITDA and reconciles those amounts to net income, as reported and prepared in accordance with GAAP.  EBITDA means net income before (a) interest expense, (b) income taxes, (c) depreciation and amortization, (d) expensing of previously capitalized interest included in costs of home sales and (e) amortization of stock-based compensation. Adjusted EBITDA means EBITDA before (f) impairment and lot option abandonments and (g) restructuring charges. Other companies may calculate EBITDA and Adjusted EBITDA (or similarly titled measures) differently. We believe EBITDA and Adjusted EBITDA are useful measures of the Company’s ability to service debt and obtain financing.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Net income available to common stockholders	$34,834	$50,162	$137,310	$120,389
Interest expense:
Interest incurred	18,601	15,454	50,030	45,779
Interest capitalized	(18,601)	(15,454)	(50,030)	(45,779)
Amortization of interest in cost of sales	14,415	13,339	34,808	28,019
Provision for income taxes	20,298	28,021	77,701	66,088
Depreciation and amortization	866	2,244	2,322	5,414
Amortization of stock-based compensation	3,285	2,994	9,648	8,536
EBITDA	73,698	96,760	261,789	228,446
Impairments and lot abandonments	389	365	678	1,903
Restructuring charges	128	2,010	478	2,730
Adjusted EBITDA	$74,215	$99,135	$262,945	$233,079